Exhibit 99(16)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors or officers of First American Funds, Inc., a Minnesota corporation, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements on Form N-14 and amendments thereto for the registration under said Acts of the sale of shares of common stock of one or more series of First American Funds, Inc., hereby constitute and appoint Richard J. Ertel, James D. Palmer and Eric J. Thole, his/her attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements on Form N-14 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, acting alone, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of August 17, 2021.

Signature	Title

/s/ Mark E. Gaumond	Chair
Mark E. Gaumond

/s/ David K. Baumgardner	Director
David K. Baumgardner

/s/ Roger A. Gibson	Director
Roger A. Gibson

/s/ Jennifer J. McPeek	Director
Jennifer J. McPeek

/s/ C. David Myers	Director
C. David Myers

/s/ P. Kelly Tompkins	Director
P. Kelly Tompkins